UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 12, 2010, Luna Innovations Incorporated (“Luna”) and its wholly-owned subsidiary, Luna Technologies, Inc. (together with Luna, the “Companies”), entered into a series of agreements with Hansen Medical, Inc. (“Hansen”) and Intuitive Surgical, Inc. (“Intuitive”) that were contemplated by the Confidential Settlement Agreement, dated December 11, 2009, by and between the Companies and Hansen (the “Settlement Agreement”). The material terms of these agreements are summarized below.

License Agreement between the Companies and Hansen (the “Hansen License”)

Under the Hansen License, the Companies granted Hansen (i) a co-exclusive (with Intuitive), royalty-free, fully paid, perpetual and irrevocable license to the Companies’ fiber optic shape sensing/localization technology within the medical robotics field. The license can only be sublicensed by Hansen in connection with Hansen products, except that Hansen can grant full sublicenses to third parties for single degree of freedom robotic medical devices; (ii) an exclusive (and fully sublicenseable) royalty-free, fully paid, perpetual and irrevocable license to the Companies’ fiber optic shape sensing/localization technology for non-robotic medical devices within the orthopedics, vascular, and endoluminal fields; and (iii) a co-exclusive (with the Companies) royalty-free, fully paid, perpetual and irrevocable license to the Companies’ fiber optic shape sensing/localization technology for non-robotic medical devices in other medical fields (including colonoscopies but not including devices described in clause (ii) above). After five years, the exclusive license in the non-robotic endoluminal field may be converted to a co-exclusive (with the Companies) license in certain circumstances in connection with certain supply provisions applicable to that field under the Development and Supply Agreement (as defined below).

The Hansen License provides that Hansen and Intuitive have the right to enforce the intellectual property licensed by the Companies within the medical robotics field. Hansen has the sole right to enforce such intellectual property for non-robotic devices in the orthopedics field, the vascular field and the endoluminal field. The Companies have the right to enforce such intellectual property in other non-robotic medical fields.

In addition, Hansen granted the Companies a nonexclusive, sublicenseable, royalty-free, fully paid, perpetual and irrevocable license to certain Hansen fiber optic shape sensing/localization technology in all fields outside of the medical robotics field and the orthopedics, vascular and endoluminal fields. Furthermore, the Companies confirmed Hansen’s ownership of certain intellectual property developed in whole or in part by the Companies under a prior agreement between the Companies and Hansen.

License Agreements between the Companies and Intuitive (the “Intuitive License”)

Under the Intuitive License, the Companies granted Intuitive a co-exclusive (with Hansen), royalty-free, fully paid, perpetual and irrevocable license to the Companies’ fiber optic shape sensing/localization technology within the medical robotics field. The license can only be sublicensed by Intuitive in connection with Intuitive products.

The Intuitive License provides that Intuitive and Hansen have the right to enforce the intellectual property licensed by the Companies within the medical robotics field.

Amendment to Development and Supply Agreement between Luna and Intuitive (the “Amendment”)

On June 11, 2007, Luna entered into a multi-year Development and Supply Agreement with Intuitive (the “Intuitive-Luna Agreement”) pursuant to which Luna and Intuitive have collaborated on integrating Luna’s fiber-optic shape-sensing/localization technology into Intuitive’s minimally-invasive robotic surgical products. The Amendment amends the Intuitive-Luna Agreement, to make it consistent with the Hansen License and the Intuitive License and to make certain other changes.

Without limiting the foregoing, the Amendment provides that (i) the exclusive license granted by Luna to Intuitive in the medical robotics field is modified to allow for the co-exclusive license granted to Intuitive and Hansen; (ii) any restrictions or prohibitions on Luna to develop and manufacture products for Hansen is eliminated; and (iii) any provisions regarding the enforcement of intellectual property within the Intuitive-Luna Agreement shall be subject to and governed by the arrangements set forth in the Hansen License and the Intuitive License as provided therein and summarized above.

The Amendment also confirms that Luna achieved the final milestone on the Intuitive-Luna Agreement and provides that Intuitive may request Luna to perform additional development work for a period of ten (10) years. This additional development work will be paid by Intuitive on a time and materials basis. Intuitive will receive a credit against a future portion of this development work and against the transfer pricing for the shape-sensing products supplied by Luna to Intuitive. The Amendment further eliminates certain future fees otherwise payable in the future by Intuitive to Luna and the pre-existing requirement that Intuitive purchase a certain minimum number of products from Luna. Intuitive continues to be obligated to purchase its reasonable commercial requirements of the shape-sensing products from Luna, subject to Intuitive’s right to purchase optical fiber or sensors from other suppliers.

Development and Supply Agreement between the Companies and Hansen (the “Development and Supply Agreement”)

Under the Development and Supply Agreement, the Companies will use their commercially reasonable best efforts to develop for Hansen a localization and shape sensing solution for Hansen’s medical robotics system in accordance with certain development criteria, including specifications, milestones and budget amounts.

Hansen shall pay the Companies periodically for their development work on a time and materials basis. The total potential development budget for the project is comparable in amount to the $5,000,000 principal amount of the Secured Promissory Note (as defined below) being issued to Hansen. Hansen will have no obligation to pay the Companies above applicable budget amounts, and the Companies will have no obligation to perform development work over budget, except under certain limited circumstances in accordance with certain terms and conditions. To the extent the cost of such development work exceeds a certain amount per quarter, the excess amount would be credited against the Secured Promissory Note. Also, a certain percentage of the payments for development work will be held back subject to the applicable milestone being achieved.

The Companies will manufacture and supply Hansen with medical robotic products developed under the Development and Supply Agreement at transfer pricing based on certain of the Companies’ costs plus an agreed upon formula. The Development and Supply Agreement includes a requirement for Hansen to purchase certain components of such medical robotic products exclusively from the Companies up to a certain minimum number and also a discount for future purchases with an aggregate limit of $5,000,000. The Development and Supply Agreement also includes certain exclusive supply provisions applicable to certain non-robotic medical fields for certain periods of times subject to certain terms and conditions. The Development and Supply

Agreement provides for a manufacturing technology transfer from the Companies to Hansen or its designated manufacturer under certain conditions, including the Companies’ inability to meet Hansen’s reasonable supply needs.

Hansen may terminate the Development and Supply Agreement if the Companies file or institute any bankruptcy, liquidation or receivership proceedings that are not dismissed within sixty days or if the Companies make an assignment for the benefit of their creditors, if the Companies breach any of their material obligations and such breach is not cured within specified cure periods, or for any reason or no reason upon ninety days notice to the Companies. In addition, if the Companies fail to meet their obligation to use their commercially reasonable best efforts to develop a localization and shape sensing solution for Hansen’s medical robotics system, subject to a notice and cure period and an arbitration process, Hansen may terminate the agreement and the Companies would need to pay Hansen liquidated damages of $10 million, plus the amount of development fees paid by Hansen under the Development and Supply Agreement. The Companies may terminate the Development and Supply Agreement if Hansen files or institutes any bankruptcy, liquidation or receivership proceedings that is not dismissed within sixty days or if Hansen makes an assignment for the benefit of its creditors, or if Hansen breaches any of its material obligations and such breach remains uncured within specified cure periods.

Luna Securities Issued to Hansen

Pursuant to the Settlement Agreement, the Companies agreed to deliver to Hansen a certificate representing a number of shares of Luna’s Common Stock equal to 9.9 percent of the outstanding capital stock of Luna. On January 12, 2010, Luna issued to Hansen 1,247,330 shares of its common stock pursuant to the Settlement Agreement. Such shares have not been registered with the Securities and Exchange Commission by reason of the exemptions provided by Sections 3(a)(7) and 4(2) of the Securities Act of 1933 (the “Act”).

In addition, Luna issued to Hansen a warrant granting Hansen the right to purchase a number of shares of Luna’s common stock, at a purchase price of $0.01 per share, such that the total number of shares issuable under the warrant plus the 1,247,330 shares issued on January 12, 2010, equal 9.9% of Luna’s shares of common stock outstanding. The warrant contains a “net exercise” provision and is exercisable for three years after January 12, 2010. Neither the warrant nor the shares issuable upon exercise of the warrant have been registered with the Securities and Exchange Commission by reason of the exemptions provided by Sections 3(a)(7) and 4(2) of the Act.

Secured Promissory Note and Security Agreement between the Companies and Hansen

The Companies issued to Hansen a secured promissory note (the “Secured Promissory Note”) in the principal amount of $5,000,000. Payment of principal and interest will be made in 16 equal consecutive installments commencing April 13, 2010. Subsequent installments will be payable on the last business day of each July, October, January and April of each calendar year thereafter, with the last such payment to be due and payable on January 31, 2014. The outstanding principal amount under the Secured Promissory Note will accrue interest at 8.5 percent per annum, payable quarterly in arrears. The Companies may prepay, in whole or in part, the outstanding amount of the note without premium or penalty. Principal may also be reduced to the extent that the Companies’ costs to Hansen under the Development and Supply Agreement exceed an agreed upon amount during any quarter.

The Companies’ failure to pay any amount due under the Secured Promissory Note or their material breach of a material representation or warranty when made in the Secured Promissory Note will constitute an event of default. In addition, the Secured Promissory Note contains other customary events of default. If an event of default should occur, Hansen may declare due all amounts payable under the Secured Promissory Note. Interest on the Secured Promissory Note will accrue at a rate of 13.5 percent per annum during the period that an event of default continues.

To secure their obligations under the Secured Promissory Note, the Companies entered into a Security Agreement (the “Security Agreement”) granting Hansen a security interest in all of the Companies’ assets, including Luna’s intellectual property. The Security Agreement contains certain customary covenants. An event of default under the Secured Promissory Note will constitute an event of default under the Security Agreement. Hansen agreed in the Security Agreement to enter into a subordination agreement in favor of a senior credit facility of up to $5,000,000, subject to certain terms and conditions.

Mutual Release between the Companies and Hansen

The Companies and Hansen entered into a Confidential Mutual Release (the “Release”) whereby Hansen released the Companies and the Companies released Hansen from all claims that were made or could have been made in the civil action titled Hansen Medical, Inc. v. Luna Innovations, Inc., Case No. 07-088551, Superior Court of California, County of Santa Clara (the “California Action”), including Hansen’s jury verdict. The parties also agreed to file a joint motion and agreed order to request that the California Action be dismissed with prejudice, which order has been filed and signed by the court.

Pursuant to the Release, Hansen also released the Companies and the Companies also released Hansen from all claims that were made or could have been made in the bankruptcy case titled In Re Luna Innovations, et al., Case No. 09-71811 (WFS), United States Bankruptcy Court for the Western District of Virginia, Roanoke Division.

Item 3.02.	Unregistered Sales of Equity Securities

See the section titled “Luna Securities Issued to Hansen” in Item 1.01 above, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/S/ TALFOURD H. KEMPER, JR.
Talfourd H. Kemper, Jr.
Vice President and General Counsel

Date: January 15, 2010